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                                                                      Exhibit 23

                       Consent of Independent Accountants

  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-76847) pertaining to the Trex Company, Inc. 1999 Employee Stock Purchase Plan and the Trex Company, Inc. 1999 Stock Option and Incentive Plan of our report dated February 3, 2000, with respect to the consolidated financial statements of Trex Company, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                          /s/ Ernst & Young LLP

March 16, 2000
McLean, Virginia